SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Of Earliest Event Reported): April 1, 2011

Structural Enhancement Technologies Corp.

 (Exact Name of Registrant As Specified In Charter)

Delaware	333-148425	11-3460949
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

3771 Nesconset Highway

Suite 104

S. Setauket, NY  11720

 (Address Of Principal Executive Offices)

Phone number (631) 560-4108

 (Issuer Telephone Number)

40 Marcus Avenue

Hauppauge, NY  11788

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

         (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

         (17 CFR 240.13e-4 (c))

Section 5 -- Corporate Governance and Management

Item 5.02        Departure Of Directors, or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Effective as of April 1, 2011, the following individuals were elected to the Board of Directors of the Company:

Name                                       Age                 Position

M. David Sayid, Esq.                55                   Director

M. David Sayid, Esq. serves as a member of the Board of Directors and General Counsel to Tactile Display Corporation, a private braille display company.  Sayid is the Managing Partner of Sayid and Associates LLP, a limited liability partnership engaged in the practice of law in the State of New York.  Sayid holds a Bachelors of Arts degree in History and Economics, which he earned at Queens College, New York and a Juris Doctorem degree from Boston College Law School, Newton Centre, MA where he was graduated in 1983.

The Sayid law firm he manages specializes in Securities Law, including, but not limited to, matters such as Private Placement Memoranda, compliance with the Securities and Exchange Acts of 1933 and 1934, rules and regulations of Financial Industry Regulatory Authority ("FINRA"), the National Association of Securities Dealers, Inc. (“NASD”), initial public offerings, secondary financing and other matters subject to the rules and regulations of the Securities and Exchange Commission (“SEC”), NASDAQ, the New York Stock Exchange and the American Stock Exchange.

Sayid is admitted to the courts of the State of New York, the Commonwealth of Pennsylvania and the Commonwealth of Massachusetts, as well as, Southern and Eastern Districts of the United States District Courts for New York, the Second Circuit of the United States Appellate Court and the Supreme Court of the United States of America.

Section 8– Other Events

Item 8.01 Other Events

The Company has relocated its Executive/Corporate offices as follows:

3771 Nesconset Highway, Suite 104

South Setauket, NY  11720

Phone number: (631) 675-2878

Facsimile number: (631) 675-2880

Further, the Company has established a new FEIN number, which is 32-0329069.

Section 9 -- Financial Statement And Exhibits

Item 9.01 Financial Statement And Exhibits.

(c)        Exhibits.   None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        Structural Enhancement Technologies Corp.

By:   /s/  Andrew B. Mazzone

Andrew B. Mazzone

President

Dated: April 5, 2011